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                                                                     Exhibit 5.1

May 26, 2000

7-Eleven, Inc.
2711 Haskell Avenue
Dallas, TX 75204-2906

Ladies and Gentlemen:

    We have acted as counsel to 7-Eleven, Inc., a Texas corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement"), relating to registration under the Securities Act of 1933 and the proposed offer and sale by the Company of up to 11,500,000 shares of the Company's common stock, par value $.0001 per share (the "Shares"). In such capacity, we are passing on certain legal matters in connection with the registration and sale of the Shares. At your request, this opinion is being furnished to you for filing as an exhibit to the Registration Statement.

    In connection with rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise, of such certificates, instruments and documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

    We have assumed that (i) all information contained in all documents reviewed by us is true, correct and complete, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, and (v) all persons executing and delivering originals or copies of documents examined by us were competent to execute and deliver such documents.

    Based upon the foregoing examination and review and having due regard for the legal considerations we deem relevant, we are of the opinion that the Shares to which the Registration Statement relates are duly authorized and, when issued, will be legally issued, fully paid and non-assessable.

    The foregoing opinion is limited in all respects to the federal laws of the United States of America and the laws of the State of Texas. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or blue sky laws.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Consent is also given to the reference to us under the caption "Legal Matters" in the Registration Statement as having passed on the validity of the Shares. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ Vinson & Elkins L.L.P.